Exhibit 10.4
ECHO THERAPEUTICS, INC.
2008 EQUITY INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
     This NONQUALIFIED STOCK OPTION AGREEMENT (the “Option Agreement”), dated as of the                      day of                     , 2008 (the “Grant Date”), is between Echo Therapeutics, Inc., a Minnesota corporation (the “Company”), and                      (the “Optionee”), [a] [an] [employee] [consultant] [non-employee director] of the Company or of a “Related Corporation,” as defined in the Echo Therapeutics, Inc. 2008 Equity Incentive Plan (the “Plan”).
               WHEREAS, the Company desires to give the Optionee the opportunity to purchase shares of common stock of the Company (“Common Stock”) as hereinafter provided;
               NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:
          1. Grant of Option. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of                      shares of Common Stock. The Option is in all respects limited and conditioned as hereinafter provided. It is intended that the Option granted hereunder be a nonqualified stock option (“NQSO”) and not an incentive stock option (“ISO”) as such term is defined in section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
          2. Exercise Price. The exercise price of the shares of Common Stock covered by this Option shall be $                     per share. It is the determination of the Board of Directors of the Company (the “Board”) that on the Grant Date the exercise price was not less than the greater of (i) 100% of the “Fair Market Value,” (as defined in the Plan) or (ii) the par value of the Common Stock.
          3. Term. Except as otherwise provided, this Option shall expire on                      , 20                     (the “Expiration Date”), which date is not more than 10 years from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.
          4. Exercise of Option. The Optionee shall have the right to purchase from the Company, on and after the following dates, the following number of Shares:

Date Installment Becomes
Exercisable	Number of Option Shares

Shares

an additional Shares

an additional Shares

an additional Shares

     Once options become exercisable, they will remain exercisable until they are exercised or until they terminate.
          5. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Company at its principal office, which is presently located at 10 Forge Parkway, Franklin, Massachusetts 02038, Attn: Chief Executive Officer. Such notice (a suggested form of which is attached hereto) shall state the election to exercise the Option and the number of whole shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; and shall be accompanied by payment of the full exercise price of such shares. Only full shares will be issued.
     The exercise price shall be paid to the Company –
          (a) in cash, or by certified check, bank draft, or postal or express money order;
          (b) through the delivery of shares of Common Stock which shall be valued at the Fair Market Value of the Common Stock on the date of exercise;
          (c) by having the Company withhold shares of Common Stock at the Fair Market Value on the date of exercise;
          (d) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or
          (e) in any combination of (a), (b), (c) or (d) above.
               In the event the exercise price is paid, in whole or in part, with shares of Common Stock, the portion of the exercise price so paid shall be equal to the Exercise Fair Market Value of the Common Stock surrendered.
               Upon receipt of notice of exercise and payment, the Company shall deliver a certificate or certificates representing the shares with respect to which the Option is so exercised. Such certificate(s) shall be registered in the name of the person or persons so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship) and shall be delivered as provided above to, or upon the written order of, the person or persons exercising the Option. In the event the Option is exercised by any person or persons after the death or disability of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that are purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

     6. Non-Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her disability, by his or her guardian or legal representative.
     7. Termination of Service. If the Optionee’s service with the Company and all Related Corporations is terminated for any reason (other than death or disability) prior to the Expiration Date, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination of service, or to any greater extent permitted by the Committee in its discretion, by the Optionee at any time prior to the earlier of (i) the Expiration Date or (ii) three months after such termination of service.
     8. Disability. If the Optionee becomes “disabled” (within the meaning of Section 22(e)(3) of the Code) during his or her service and, prior to the Expiration Date, the Optionee’s service is terminated as a consequence of such disability, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination of service, or to any greater extent permitted by the Committee in its discretion, by the Optionee or by the Optionee’s legal representative at any time prior to the earlier of (i) the Expiration Date or (ii) six months after such termination of service.
     9. Death. If the Optionee dies during his or her service and prior to the Expiration Date, or if the Optionee’s service is terminated for any reason (as described in Paragraphs 7 and 8) and the Optionee dies following his or her termination of service but prior to the earliest of (i) the Expiration Date, (ii) the expiration of the period determined under Paragraph 7 or 8 (as applicable to the Optionee), or (iii) three months following the Optionee’s termination of service, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee in its discretion, by the Optionee’s estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Optionee’s death, at any time prior to the earlier of (i) the Expiration Date or (ii) six months after the date of the Optionee’s death.
     10. Withholding of Taxes. The obligation of the Company to deliver shares of Common Stock upon the exercise of this Option shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of the Option is subject to the withholding requirements of applicable federal, state and/or local tax law, the Optionee, subject to such additional withholding rules (the “Withholding Rules”) as shall be adopted by the Company, may satisfy the withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their Fair Market Value on the date the amount attributable to the exercise of the Option is includable in income by the Optionee under section 83 of the Code. Such election must be made in compliance with and subject to the Withholding Rules, and the Company may limit the number of withheld shares to the extent necessary to avoid adverse accounting consequences.

     11. Governing Law. The Agreement shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Company’s jurisdiction of incorporation (without reference to the principles of the conflict of laws) shall govern the operation of, and the rights of grantees under, the Plan, and options granted thereunder.
     IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its duly authorized officer and the Optionee has hereunto set his hand and seal, all as of the day and year first above written.

ECHO THERAPEUTICS, INC.

By:

Optionee

ECHO THERAPEUTICS, INC.
2008 EQUITY INCENTIVE PLAN
Notice of Exercise of Nonqualified Stock Option
     I hereby exercise the nonqualified stock option granted to me pursuant to the Nonqualified Stock Option Agreement, dated as of
                     , 2008 by Echo Therapeutics, Inc. (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $0.01 per Share, covered by said option:

Number of Shares to be purchased

Exercise price per Share

$

Total exercise price

$

A.	Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of $ in full/partial [circle one] payment for such Shares;

and/or

B.	Enclosed is/are Share(s) with a total Fair Market Value of $ on the date hereof in full/partial [circle one] payment for such Shares;

and/or

C.	Please withhold Shares with a total Fair Market Value of $ on the date hereof in full/partial [circle one] payment for such Shares;

and/or
                                         D.        I have provided notice to                      [insert name of broker], a broker, who will render full/partial [circle one] payment for such Shares. [Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise and irrevocable instructions to pay to the Company the full exercise price for the number of Shares purchased in this method.]

     Please have the certificate or certificates representing the purchased Shares registered in the following name or names*                                          and sent to:

DATED:
Optionee’s Signature

*	Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.